UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2012

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

During the three months ended March 31, 2012, Cole Credit Property Trust III, Inc. (the “Company”) acquired controlling interests in 53 commercial properties for an aggregate purchase price of $419.6 million (the “Acquisitions”). The Company purchased the Acquisitions with net proceeds from the Company’s public offerings of common stock, certain borrowings from its $857.5 million credit facility and through the issuance or assumption of mortgage notes. Based on purchase price, the following table summarizes the five largest properties acquired during the three months ended March 31, 2012:

				Rentable
			Purchase	Square	Physical
Property Description	Type	Date Acquired	Price	Feet (1)	Occupancy
Greenway Commons – Houston, TX	Shopping Center	March 23, 2012	$68,250,000	253,052	96%
San Tan Market Place – Gilbert, AZ	Shopping Center	March 30, 2012	54,780,000	285,531	91%
The Medicines Company Office – Parsippany, NJ	Healthcare	February 27, 2012	52,964,095	176,062	100%
Fairlane Green – Allen Park, MI	Shopping Center	February 22, 2012	47,000,000	269,598	97%
Sam’s Club – Colorado Springs, CO	Warehouse Club	January 20, 2012	17,300,000	128,065	100%

(1)	Includes square feet of buildings that are on land subject to ground leases.

Please refer to the Company’s condensed consolidated unaudited financial statements in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 for a discussion of additional real estate related acquisitions made during the quarter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2012	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting (Principal Accounting Officer)